UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2022

Glenfarne Merger Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40245	85-1535392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

292 Madison Avenue, 19th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 500-5454
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Warrant	GGMCU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	GGMC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	GGMCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 to the extent required herein. As approved by its stockholders at the special meeting (defined below), on December 12, 2022, Glenfarne Merger Corp. (the “Company”) and Continental Stock Transfer & Trust Company entered into an amendment to the Investment Management Trust Agreement, dated March 15, 2021, by and between Continental Stock Transfer & Trust Company and the Company (the “Trust Agreement”). A copy of the amendment to the Trust Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required herein. As approved by its stockholders at the special meeting, on December 12, 2022, the Company filed a certificate of amendment to its amended and restated certificate of incorporation (the “Charter”) which became effective upon filing. A copy of the certificate of amendment to the Charter is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 12, 2022, the Company held a special of stockholders (the “special meeting”). On November 18, 2022, the record date for the special meeting, there were 28,109,347 shares of Class A common stock outstanding and 6,813,566 shares of Class B common stock outstanding entitled to be voted at the special meeting, approximately 82.38% of which were represented in person or by proxy at the special meeting.

The final results for each of the matters submitted to a vote of the Company’s stockholders at the special meeting are as follows:

1. Charter Amendment Proposal

The stockholders approved the proposal to amend (the “Charter Amendment”) the Company’s Charter, in the form attached in the proxy statement as Annex A, to (i) change the date by which the Company must consummate the initial business combination from March 23, 2023 (the “Original Termination Date”) to the time and date immediately following the filing of such amendment with the Secretary of State of the State of Delaware, or the Accelerated Termination Date, (ii) remove the Redemption Limitation (as defined in the amended and restated certificate of incorporation) to allow the Company to redeem public shares notwithstanding the fact that such redemption would result in the Company having net tangible assets of less than $5,000,001 and (iii) allow the Company to remove up to $100,000 of interest earned on the amount on deposit in the trust account prior to redeeming the public shares in connection with the special meeting in order to pay dissolution expenses. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
28,768,364	2,479	0	0

2. Trust Amendment Proposal

The stockholders approved the proposal to amend the Trust Agreement (the “Trust Amendment”), pursuant to an amendment in the form attached in the proxy statement as Annex B, to change the date on which the trustee must commence liquidation of the trust account established in connection with the Company’s initial public offering to the time and date immediately the Accelerated Termination Date. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
28,764,664	2179	0	0

Item 8.01. Other Events.

In connection with the votes to approve the Charter Amendment and the Trust Amendment, the holders of 26,914,546 shares of common stock of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.10 per share, for an aggregate redemption amount of approximately $271.98 million, leaving approximately $3.43 million in the trust account.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Glenfarne Merger Corp., dated December 12, 2022.
10.1	Amendment to the Investment Management Trust Agreement, dated March 15, 2021, by and between Glenfarne Merger Corp. and Continental Stock Transfer & Trust Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

glenfarne merger corp.

By:	/s/ Brendan Duval
	Name:	Brendan Duval
	Title:	Chief Executive Officer

Date: December 16, 2022

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